Exhibit 23(h)(2) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EXHIBIT A
To
The MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES
between
UNIFIED FUND SERVICES, INC. AND THE HUNTINGTON FUNDS

(Amended & Restated as of May 1, 2008)

NAME OF HUNTINGTON FUNDS PORTFOLIOS

Dividend Capture Fund
Investment A Shares
Investment B Shares
Trust Shares
Fixed Income Securities Fund
Investment A Shares
Investment B Shares
Trust Shares
Growth Fund
Investment A Shares
Investment B Shares
Trust Shares
Income Equity Fund
Investment A Shares
Investment B Shares
Trust Shares
Intermediate Government Income Fund
Investment A Shares
Investment B Shares
Trust Shares
International Equity Fund
Investment A Shares
Investment B Shares
Trust Shares
Michigan Tax-Free Fund
Investment A Shares
Investment B Shares
Trust Shares
Mid Corp America Fund
Investment A Shares
Investment B Shares
Trust Shares
Money Market Fund
Investment A Shares
Investment B Shares
Trust Shares
Interfund Shares
Mortgage Securities Fund
Investment A Shares
Investment B Shares
Trust Shares
New Economy Fund
Investment A Shares
Investment B Shares
Trust Shares

Ohio Municipal Money Market Fund
Investment A Shares
Trust Shares
Ohio Tax-Free Fund
Investment A Shares
Investment B Shares
Trust Shares
Real Strategies Fund
Investment A Shares
Investment B Shares
Trust Shares
Rotating Markets Fund
Investment A Shares
Investment B Shares
Trust Shares
Short/Intermediate Fixed Income Securities Fund
Investment A Shares
Investment B Shares
Trust Shares
Situs Fund
Investment A Shares
Investment B Shares
Trust Shares
Tax-Free Money Market Fund
Investment A Shares
Trust Shares
Technical Opportunities Fund
Investment A Shares
Investment B Shares
Trust Shares
U.S. Treasury Money Market Fund
Investment A Shares
Trust Shares
Macro 100 Fund
Investment A Shares
Investment B Shares
Trust Shares
VA Dividend Capture Fund
VA Growth Fund
VA Income Equity Fund
VA International Equity Fund
VA Macro 100 Fund
VA Mid Corp America Fund
VA Mortgage Securities Fund
VA New Economy Fund
VA Real Strategies Fund
VA Rotating Markets Fund
VA Situs Fund

This Exhibit A, amended and restated as of May 1, 2008, is hereby incorporated and made part of the Mutual Fund Services Agreement for Transfer Agency Services dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Exhibit A to the Agreement

Witness the due execution hereof this 23rd day of April, 2008.

THE HUNTINGTON FUNDS

By:  /s/ George M. Polatas
Name:   George M. Polatas
Title:  Vice President

UNIFIED FUND SERVICES, INC.

By:  /s/ Melissa K. Gallagher
Name:  Melissa K. Gallagher
Title:  Senior Vice President

/s/ John C Swhear
John C. Swhear
Vice President

EXHIBIT B
to
Mutual Fund Services Agreement

General Description of Transfer Agency Services

The following is a general description of the transfer agency services Unified shall provide to a mutual fund.

Systems:  Utilizing PowerAgent by Envision Financial Systems, Windows NT Servers and Microsoft SQL Databases, we offer a robust yet open architecture for shareholder data.

Interactive Voice Response:  Provides funds with the opportunity to offer their shareholders 24 hour, 7 day a week access to their account information, accessing the system either via telephone or computer.

Shareholder Services:  Shareholder telephone calls can be answered by Unified’s shareholder services department through 800 numbers that are unique to each fund family.  Phone volumes and response times are continually monitored for quality assurance.

Shareholder Recordkeeping: Maintains complete shareholder records for each fund including the following: (i) name, address and tax identification number; (ii) number of shares held; (iii) historical information including dividends paid and individual purchases and redemptions; and (iv) any systematic purchase or redemption instructions and correspondence relating to the current maintenance of the account.

Purchase and Redemption Orders: Unified will process all purchase and redemption orders of a fund’s shareholders in accordance with the fund's current prospectus.  Confirmation statements are produced for each transaction and promptly mailed to shareholders.  Daily transaction reports and share proofs are made available to all necessary parties via electronic medium.

Telephone Orders: Process redemption, exchange and transfer requests upon telephone instructions from qualified shareholders. Unified will redeem and/or transfer fund shares from any account for which such services have been properly authorized.

Shareholder Communications and Meetings: Mail all necessary communications by a fund to its shareholders. For proxies, Unified will handle mailing of proxy materials, tabulation of proxy cards, and provide periodic reports to the fund on the progress of the tabulation.

Shareholder Correspondence: Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

Asset Allocation Program Support:  Provide rebalancing, asset allocation models and performance measurement as an optional and additional transfer agency service, for certain types of asset allocation and/or wrap programs.

EXHIBIT C
to
Mutual Fund Services Agreement

TRANSFER AGENCY FEE SCHEDULE

The prices contained herein are effective for twelve months from the execution date of the Transfer Agency contract.

I Conversion Fee: Manual conversion/new fund establishment - fee not to exceed $1,500 per portfolio. Electronic conversions - $1.50 per shareholder account with a $4,000 minimum fee.

II  Standard Base Fee for Standard Base Services

The Base Fee[1] is $18.00 for money market funds and $15.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $12,000 per portfolio and/or share class.  (The minimum is reduced to $6,000 per year per portfolio for Variable Annuity Funds).  An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance.  There is a $.50 per account charge for any account with a zero share balance for the current month, as determined on the last day of each month. The base fee will be billed on a monthly basis.

[1]The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified’s shareholder services group.

Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account searched.  These “Electronic Data Search Services” will be performed on a semi-annual basis.  This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

In addition to the above fees, there will be a $200.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

III  Standard Services Provided

-Open new accounts
-Maintain Shareholder accounts
Including:
-Maintain certificate records
-Change addresses
-Prepare daily reports on number of Shares, accounts
-Prepare Shareholder federal tax information
-Withhold taxes on U.S. resident and non-resident alien accounts
-Reply to Shareholder calls and correspondence other than that for Fund information and related inquiries
-Process purchase of Shares
-Issue/Cancel certificates (Excessive use may be subject to additional charges)
-Process partial and complete redemptions
-Process regular and legal transfer of accounts
-Mail semi-annual and annual reports
-Process dividends and distributions
-Prepare Shareholder meeting lists
-Process one proxy per year per fund.  Tabulation is limited to three.
-Receive and tabulate proxies
-Confirm all transactions as provided by the terms of each Shareholder's account
-Provide a system which will enable Fund to monitor the total number of Shares sold in each state.
  System has capability to halt sales and warn of potential oversell.  (Blue Sky Reports)
-Determine/Identify lost Shareholder accounts

IV  Standard Reports Available

-12b-1 Disbursement Report
-12b-1 Disbursement Summary
-Dealer Commission Report
-Dealer Commission Summary Report
-Exchange Activity Report
-Fees Paid Summary Report
-Fund Accrual Details
-Holdings by Account Type
-Posting Details
-Posting Summary
-Settlement Summary
-Tax Register
-Transactions Journal

V  NSCC Interfaces

-Fund/Serv and/or Networking set-up                                                   $1,000
-Fund/Serv processing                                                                             $500 per month
-Networking processing                                                                           $500 per month
       -Fund/Serv transactions                                                                            $0.35 per trade
       -Direct Networking expenses
Per item                                                           $0.025 Monthly dividend fund
Per item                                                           $0.015 Non-monthly dividend fund

VI  Additional Fees for Services Outside the Standard Base

-Interactive Voice Response System Set-up                          Pass through
-Archiving of old records/storage of aged records              Pass through
-Off-line Shareholder research                                                 $25/hour (Billed to customer account)
-Check copies                                                                             $3/each (Billed to customer account)
-Statement copies                                                                       $5/each (Billed to customer account)
-Mutual Fund fulfillment/prospect file maintenance             $1.00/item
-Shareholder communications charges (Faxes)                      Pass through
-Leased line/equipment on TA's computer system               Pass through
-Dial-up access to TA’s computer system                              Pass through
-Labels                                                                                   $.05 ea/$100 minimum
-AD-HOC REPORTWRITER Report Generation                     $50.00 per report
-Bank Reconciliation Service                                                      $50.00 monthly maintenance fee per bank account$1.50 per bank item
-Systems Programming Labor Charges:
Programmers or Consultants                                                       $125.00/hour
Officers                                                                                   $150.00/hour
-Additional Proxy Processing:
Each processing                                                                             $225.00 fixed charge per processing
Preparation and Tabulation                                                        $0.145/proxy issued
                                                                                     (includes 3 tabulations, sixteen propositions)
Each Extra Tabulation                                                               $25.00 fixed charge per processing
                                     $0.02 per proxy tabulated

VII  Internet Services

-Set up fee to link standard “My Account” system                                    No charge
     to existing website.  Includes adding fund logo.
-Ability for shareholders to view account balances,                                  $50 per Portfolio or Share Class per month, minimum
     transaction history, tax information (“My Account” system)             fee $1,000 per month
-Ability for shareholders to place transactions: purchases,                     $10 per Portfolio or Share Class per month, minimum
     redemptions and exchanges (must also use                                           fee $250.00 per month
     “My Account” view features)
-Electronic Statements set-up fee	Fees range from $1,500 to $5,000
depending on the statement layout
-Electronic statement creation, delivery and tracking	$0.25 per statement
-Electronic delivery and tracking of financial statements and	$500.00 per instance, plus $0.25 per electronic delivery
prospectuses to existing shareholders
-Fund customized “My Account” system	$250 per month Administrative Fee in addition to
“My Account” system fees
-Institutional/Broker-Dealer “My Account” system	Standard “My Account” system fees plus $200 per month. This fee includes processing and setup of all login ID’s.
-Performance and NAV Plug-Ins	$25 per month. Site must be hosted by Unified.
-Basic Web Hosting	$17.50 per month billed quarterly for 10 megabytes of storage and 2 gigabytes of transfer.
-Web Site Compliance Staging
Fees starting at $25.00 per month, plus $10 per staging incident (This does not include any charges from the Fund Administrator for reviewing the site.  Those charges are billed directly by the Administrating B/D).

-Customized programming                                                                             Billed at $150.00 per hour

EXHIBIT D
to
Mutual Fund Services Agreement
General Description of the Unified AML Program Services

The following is a general description of the Unified AML Program services Unified shall provide to the Fund:

I.           General Description

A.           Customer Identification.  Verify shareholder identity upon opening new accounts, consistent with the Unified AML Program, and perform such other checks and verifications as are specified in Unified’s Customer Identification Program (which is a component of the Unified AML Program).

B.           Purchase Transactions.  Unified shall reject and return to sender any and all checks, deposits, and other deliveries of cash or property that do not comply with the Unified AML Program, subject to the provisions of any additional agreement between the Fund and Unified regarding special liability checks and other remittances.

C.           Monitoring and Reporting.  Monitoring shareholder transactions and identifying and reporting suspicious activities that are required to be so identified and reported, including suspicious activity reports or Form 8300 reports, and provide other reports of shareholder activity to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service, and other appropriate authorities, in each case consistent with the Unified AML Program.

D.           Frozen Accounts.  Unified shall place holds on transactions in shareholder accounts or freeze assets in shareholder accounts as provided for in the Unified AML Program.

E.           Maintenance of Records.  Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Unified AML Program, and make the same available for inspection by (1) the Fund’s compliance officer, (2) any auditor of the Fund, (3) regulatory or law enforcement authorities, and (4) those other persons specified in the Unified AML Program.

F.           Other Services.  Unified shall apply all other policies and procedures of the Unified AML Program to the Fund.

G.           Maintenance of the Unified AML Program.  Unified shall maintain and modify the Unified AML Program from time to time to ensure that it remains reasonably designed to ensure compliance with the Applicable AML Laws.  Upon request by the Fund, Unified shall make available its compliance personnel to the Fund and the Fund’s counsel to discuss amendments to the Unified AML Program that the Fund or its counsel believes are necessary to keep such program in compliance with Applicable AML Laws.  Changes to Unified’s AML Program shall be implemented at Unified’s sole discretion.  Special procedures may be implemented for an additional fee to be agreed upon.  The Fund may cancel its participation in the Unified AML Program at any time, and no further fees to Unified in respect of such program shall accrue after the date of cancellation.

H.Annual Certification.  On an annual basis during the term of this Agreement, Unified will certify to the Fund’s Board of Trustees that it has implemented the Unified AML Program and that it will continue to perform the specific requirements of the Fund’s Anti-Money Laundering Program in accordance with the terms of this Agreement.